EXHIBIT 23-B

                       Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement on Form S-3 and related Prospectus of Morgan Stanley, Dean Witter, Discover & Co. (the "Company") and MSDW Capital Trust I, MSDW Capital Trust II, MSDW Capital Trust III, MSDW Capital Trust IV, and MSDW Capital Trust V (collectively, the"Issuer Trusts") for the registration of Debt Securities of the Company, Capital Securities of the Issuer Trusts, and Guarantees of the Company with respect to Capital Securities issued by the Issuer Trusts and to the incorporation by reference therein of our report with respect to the consolidated financial statements and financial statement schedule of Morgan Stanley Group Inc. dated May 27, 1997 included in the Company's Form 10-K for the fiscal year ended November 30, 1997, filed with the Securities and Exchange Commission.


                                        /s/  ERNST & YOUNG LLP

                                        ERNST & YOUNG LLP


New York, New York
February 25, 1998